Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Koppers Industries, Inc. 1998 Stock Option Plan, the Koppers Industries, Inc. 1997 Stock Option Plan, and the Koppers Industries, Inc. Restated and Amended Stock Option Plan of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Koppers Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                Ernst & Young LLP

Pittsburgh, Pennsylvania
June 16, 2000